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                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated March 16, 2000, included in this Form 10-K, into Netrix Corporation's previously filed Registration Statements on Form S-3
(File No. 333-96165), on Form S-8 (File No. 333-93343), on Form S-8
(File No. 333-93349), on Form S-3 (File No. 333-81109), on Form S-8
(File No. 333-22149), and on Form S-3 (File No. 333-53901).


                                                      ARTHUR ANDERSEN LLP


Vienna, Virginia
March 28, 2000